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                                  EXHIBIT 9(q)

                    AMENDMENT TO SECURITIES LENDING AGREEMENT
                       FOR NON-ERISA ACCOUNTS DATED AS OF
                    JANUARY 21, 1997 BETWEEN THE REGISTRANT,
                  BANC ONE INVESTMENT ADVISORS CORPORATION AND
                           BANK ONE TRUST COMPANY, NA




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                    AMENDMENT TO SECURITIES LENDING AGREEMENT


The Securities Lending Agreement dated August 1995 by and between The One Group, an open-end management investment company formed under the Investment Company Act of 1940 (the "Lender"), Banc One Investment Advisors Corporation, an investment adviser under the Investment Advisers Act of 1490 (the "Adviser") and Bank One Trust Company, NA, a national banking association (the "Subcustodian") is hereby amended by deleting Section 8(b) in its entirety and replacing it with the following:



      (b) All uncertificated U.S. government or agency securities, and any other securities received by the Subcustodian as Collateral in connection with any transactions involving Cash Collateral (as defined below), shall be segregated by a separate recordation hereunder on the books of the Subcustodian, and may be held as the Subcustodian may determine in any form or manner in which the Subcustodian is permitted to hold securities including, without limitation, by depositing the same with a subcustodian or agent as have been approved by the Lender or in the Federal Reserve/Treasury Book-Entry System (the "Book-Entry System") or the Depository Trust Company (the "Depository"), or their respective successors or nominees. Subcustodian is hereby authorized to enter into such agreements as are necessary to appoint such agents, subcustodians, and Depositories.


Agreed to this 21st day of January, 1997.


Bank One Trust Company, N.A.                                   The One Group

By: /s/ STEVEN E. CUTLER                                  By:  Mark A. Dillon
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                           Banc One Investment Advisors Corporation

                           By: /s/ MARK A. BEESON
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